As filed with the Securities and Exchange Commission on March 3, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Amylyx Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-4600503
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

55 Cambridge Parkway, Suite 6W

Cambridge, Massachusetts 02142

(617) 682-0917

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joshua B. Cohen, Co-Chief Executive Officer

Justin B. Klee, Co-Chief Executive Officer

Amylyx Pharmaceuticals, Inc.

55 Cambridge Parkway, Suite 6W

Cambridge, Massachusetts 02142

(617) 682-0917

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Benjamin K. Marsh, Esq.

Marishka DeToy, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

(617) 570-1000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

UNITS

We may offer from time to time, in one or more offerings, any combination of the following securities: common stock, preferred stock, debt securities, warrants, and units, or collectively, the securities. We may offer and sell these securities at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of these securities and information regarding the offering in which these securities will be offered will be provided in supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with each offering of the securities. The prospectus supplements may add, update or change the information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement and any applicable free writing prospectus together with additional information described under the heading “Where You Can Find More Information” carefully before you invest.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to one or more purchasers, on a continuous or delayed basis, on or off the Nasdaq Global Select Market, or Nasdaq. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission, or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the “Plan of Distribution” section of this prospectus for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is listed on Nasdaq under the symbol “AMLX.” On March 2, 2026, the closing sale price of our common stock on Nasdaq was $15.30 per share.

As of the date of this prospectus, we are a smaller reporting company as defined under Rule 405 of the Securities Act of 1933, as amended, or the Securities Act, and, as such, are subject to certain reduced public company reporting requirements. See “Prospectus Summary—Implications of Being a Smaller Reporting Company” on page 4 of this prospectus.

Investing in our securities involves certain risks. See the “Risk Factors” section on page 8 of this prospectus, in any applicable prospectus supplement and any related free writing prospectus, and in our Securities and Exchange Commission, or the SEC, filings that are incorporated by reference herein. You should read the entire prospectus carefully before you make your investment decision.

Neither the SEC nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 3, 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3ASR that we have filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, utilizing a “shelf” registration process. Under this shelf registration process, we may sell the securities or any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” and “Incorporation by Reference.”

Registration of the securities covered by this prospectus does not mean that these securities will necessarily be offered or sold. As of the date of filing this prospectus, we have no specific plans for selling the securities registered hereunder.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

This prospectus, any applicable prospectus supplement or free writing prospectus and the information incorporated herein or therein by reference contains market data, industry statistics and other data that have been obtained or compiled from information made available by independent third parties. We have not independently verified the accuracy and completeness of such data. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement, or any applicable free writing prospectus may involve estimates, assumptions, and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, you should not place undue reliance on this information.

Amylyx and other trademarks or service marks of Amylyx appearing in this prospectus are the property of Amylyx. The other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference herein and therein, contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical facts contained in this prospectus, including the documents that we incorporate by reference herein, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would” or the negative of these terms or other comparable terminology. These statements are not guarantees of future results or performance and involve substantial risks and uncertainties. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus and in particular those factors referenced in the section “Risk Factors.”

These forward-looking statements may be based on our management’s belief and assumptions and on information currently available to them. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•

our ability to obtain regulatory approvals of avexitide in post-bariatric hypoglycemia, or PBH, or any other indications, or AMX0035 in Wolfram syndrome, or any other indications, or any other current or future product candidates;

•

the timing, progress and results of our research and development activities, preclinical studies and clinical trials, including the Phase 3 clinical program for avexitide in PBH, known as the LUCIDITY trial, our Phase 1 clinical trial of AMX0114 for the treatment of amyotrophic lateral sclerosis, or ALS, known as the LUMINA trial, our preclinical research for AMX0318 in PBH, as well as any other development efforts, preclinical studies and clinical trials for our current and any future product candidates;

•	our ability to successfully commercialize and market our product candidates, if approved, and the timing of any commercialization and marketing efforts;

•

our ability to contract with third-party suppliers, manufacturers and other service providers and their ability to perform adequately and to produce sufficient quantities of clinical and, if needed, commercial supplies;

•	the market size, opportunity, demand and growth potential for our current and any future product candidates, if approved;

•	our ability to build and maintain our own sales and marketing capabilities, or seek collaborative partners, to commercialize our current and any future product candidates, if approved;

•	our ability to obtain funding for our operations;

•	our ability to retain the continued service of our key executives and to identify, hire and retain additional qualified professionals;

•

our ability to successfully complete our ongoing or planned clinical trials of avexitide, AMX0035 and AMX0114, successfully complete our ongoing or planned investigational new drug, or IND, enabling studies of AMX0318, and to advance any other current or future product candidates into, and successfully complete, preclinical studies and clinical trials;

•	our ability to successfully recruit and enroll suitable patients in our clinical trials;

•	the timing or likelihood of the accomplishment of various scientific, clinical, regulatory filings and approvals and other product development objectives;

•

the rate and degree of market acceptance of avexitide, AMX0035, AMX0114, AMX0318 and any other current or future product candidates, if approved, by physicians, patients, third-party payors and others in the medical community;

•	the implementation of our business model and strategic plans for our business, products, product candidates and technology;

•

our ability to identify, evaluate, in-license and develop additional products or product candidates to complement our existing pipeline and our ability to successfully incorporate acquired assets into our existing pipeline;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our products, product candidates and technology;

•	developments relating to our competitors and our industry, including any regulatory developments;

•	our estimates regarding expenses, potential future revenue, capital requirements, cash runway and future needs for additional financing;

•	fluctuations of our quarterly and annual operating results and the related effects on our stock price;

•

the effect of unfavorable macroeconomic conditions or market volatility resulting from global economic conditions or geopolitical developments, including fluctuating interest rates, inflation, changes in governmental agencies, government shutdowns, international tariffs, trade protection measures, economic sanctions and potential economic slowdowns or recessions, or similar events, on our business; and

•	other statements about future events, including those listed under the section titled “Risk Factors” in this prospectus and those listed in the documents incorporated by reference in this prospectus.

Any forward-looking statements in this prospectus reflect our current views with respect to future events and with respect to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those described section entitled “Risk Factors” and elsewhere in our filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

All of our forward-looking statements are as of the date of this prospectus only. In each case, actual results may differ materially from such forward-looking information. We can give no assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of or any material adverse change in one or more of the risk factors or risks and uncertainties referred to in this prospectus or included in our other public disclosures or our other periodic reports or other documents or filings filed with or furnished to the SEC could materially and adversely affect our business, prospects, financial condition and results of operations. Except as required by law, we do not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections or other circumstances affecting such forward-looking statements occurring after the date of this prospectus, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. Any public statements or disclosures by us that modify or impact any of the forward-looking statements contained in this prospectus will be deemed to modify or supersede such statements in this prospectus.

We may from time to time provide estimates, projections and other information concerning our industry, the general business environment, and the markets for certain diseases, including estimates regarding the potential size of those markets and the estimated incidence and prevalence of certain medical conditions. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events, circumstances or numbers, including actual disease prevalence rates and market size, may differ materially from the information reflected in this prospectus. Unless otherwise expressly stated, we obtained this industry, business information, market data, prevalence information and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data, and similar sources, in some cases applying our own assumptions and analysis that may, in the future, prove not to have been accurate.

THE COMPANY

Amylyx Pharmaceuticals, Inc. (also referred to as Amylyx, we, our or us) is a clinical-stage pharmaceutical company with a mission to develop and advance novel therapies for communities with high unmet medical needs. We have preclinical and clinical development programs underway in endocrine conditions and neurodegenerative diseases. We are advancing a pipeline in which we have matched investigational therapies with diseases for which we believe these therapies can make the greatest impact, based on well-defined mechanistic rationales, clear clinical outcomes and biomarkers, and rigorous preclinical data, agnostic of modality.

Our lead investigational asset is avexitide, a first-in-class inhibitor of glucagon-like peptide-1, or GLP-1, receptor activity. Avexitide has been evaluated as a treatment for PBH and congenital hyperinsulinism, or Congenital HI, two indications characterized by hyperinsulinemic hypoglycemia. The U.S. Food and Drug Administration has granted avexitide Breakthrough Therapy Designation for both PBH and Congenital HI, Rare Pediatric Disease Designation in Congenital HI, and Orphan Drug Designation for the treatment of hyperinsulinemic hypoglycemia.

AMX0035 is designed to mitigate neurodegeneration by targeting endoplasmic reticulum, or ER, stress and mitochondrial dysfunction, two cellular processes central to neuronal cell death and neurodegeneration. We are investigating AMX0035 in Wolfram syndrome, a neurodegenerative disease where ER stress and mitochondrial dysfunction are implicated.

AMX0114 is an investigational antisense oligonucleotide, targeting calpain-2, or CAPN2. Decades of scientific literature and published data demonstrate that CAPN2, a protein involved in neurofilament biology, plays an essential role in axonal degeneration, which is a critical effector in the progression of various neurodegenerative diseases including ALS. ALS is a relentlessly progressive and fatal neurodegenerative disorder caused by motor neuron death in the brain and spinal cord. Motor neuron loss in ALS leads to deteriorating muscle function, the inability to move and speak, respiratory paralysis, and, eventually, death. ALS is defined as a rare disease, but it affects as many as 30,000 adults in the U.S. and 3,000 in Canada. The most common form of the disease is sporadic ALS, with more than 90% of people with ALS showing no clear family history.

AMX0318 is a long-acting GLP-1 receptor antagonist identified through a research collaboration with Gubra A/S, a company specializing in peptide-based drug discovery and preclinical contract research services. In January 2026, we announced the selection of AMX0318 as a development candidate for PBH and other rare diseases. AMX0318 has completed extensive preclinical evaluation, including stability, solubility, potency, in vivo pharmacokinetics and pharmacodynamics, and in vivo tolerability studies. We expect the program to advance into investigational new drug, or IND, enabling studies in 2026, with an IND submission targeted for 2027, pending successful completion of IND-enabling studies.

We are incorporated in the State of Delaware. Our principal executive offices are located at 55 Cambridge Parkway, Suite 6W, Cambridge, Massachusetts, 02142, and our telephone number is (617) 682-0917. We maintain a website at www.amylyx.com where general information about us is available. The information contained on our website or social media accounts, or that can be accessed through our website or social media accounts, is not a part of this prospectus and is not incorporated by reference into this prospectus. You should not rely on any such information in deciding whether to purchase our securities.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements and reduced disclosure obligations regarding executive compensation. To the extent we take advantage of any reduced disclosure obligations, it may make the comparison of our financial statements with other public companies difficult or impossible.

SECURITIES WE MAY OFFER

We may offer from time to time, in one or more offerings, any combination of the following securities in amounts, at prices and on terms to be determined by market conditions at the time of offering: common stock, preferred stock, debt securities, warrants, and units. This prospectus may not be used to offer or sell securities unless accompanied by an applicable prospectus supplement. This prospectus provides you with a general description of the securities we may offer, and the particular terms of any security will be described in the applicable prospectus supplement. Each time we sell securities described herein, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The applicable prospectus supplement may add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. You should read the prospectus supplement related to any securities being offered. We may sell the securities to or through underwriters, dealers or agents, directly to purchasers or through a combination of any of these methods of sale or as otherwise set forth below under “Plan of Distribution.” We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Any prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains periodic and current reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov. Other information about us is also on our website at www.amylyx.com. However, except for the information specifically incorporated by reference herein as set forth below, the information on or accessible through the SEC’s website and the information on or accessible through our website do not constitute a part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus:

(a)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 3, 2026;

(b)	our Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed), filed with the SEC on April 24, 2025;

(c)	our Current Report on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 8, 2026; and

(d)

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC under Section 12(b) of the Exchange Act on January 4, 2022, as the description therein has been updated and superseded by the description of our common stock contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC on March 31, 2022, including any amendments or reports filed for the purposes of updating this description.

Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC or any other document or information deemed to have been furnished and not filed with the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

Any statement contained in this prospectus or in a document (or part thereof) incorporated or considered to be incorporated by reference in this prospectus shall be considered to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document (or part thereof) that is or is considered to be incorporated by reference in this prospectus modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. Any statement so modified or superseded shall not be considered, except as so modified or superseded, to constitute any part of this prospectus.

You may request, and we will provide you with a copy of these filings at no cost by calling us at (617) 682-0917 or writing to us at Amylyx Pharmaceuticals, Inc., 55 Cambridge Parkway, Suite 6W, Cambridge, Massachusetts 02142. You may also access these documents free of charge on the SEC’s website at www.sec.gov.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and any updates to those risk factors in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, together with all of the other information appearing or incorporated by reference herein, in light of your particular investment objectives and financial circumstances. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations, financial condition and prospects. If any of these risks or uncertainties actually occurs, they could materially and adversely affect our business, financial condition, results of operations, cash flows or prospects, which in turn could materially and adversely affect the price of our securities and might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from any sale of our securities offered by us under this prospectus. Unless otherwise indicated in a prospectus supplement, the net proceeds from our sale of securities will be used for general corporate purposes, including working capital, expenses related to research, clinical development and commercial efforts and general and administrative expenses, acquisitions and other business opportunities.

Because we may issue securities from time to time in one or more offerings pursuant to this prospectus, the net proceeds from the sale of securities may be received and used by us at different times. Pending the use of such proceeds, we may invest the net proceeds in short term, interest-bearing securities or other investments in accordance with our investment policy, or hold such proceeds as cash.

TAXATION

The applicable prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by such prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of our capital stock is not meant to be complete and is qualified by reference to the relevant provisions of the Delaware General Corporation Law, or the DGCL, and our Fourth Amended and Restated Certificate of Incorporation, or our certificate of incorporation, and our Second Amended and Restated Bylaws, or our bylaws. For a complete description of the matters set forth in this section titled “Description of Capital Stock,” you should refer to the provisions of our Certificate of Incorporation and Bylaws. See “Where You Can Find More Information” above.

General

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share, all of which shares of preferred stock are undesignated.

Common Stock

Voting Rights. The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights.

Dividend Rights. Holders of our common stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock.

Other Rights. Holders of our common stock have no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action. No shares of preferred stock are outstanding, and we have no present plan to issue any shares of preferred stock.

When we offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a supplement to this prospectus. The preferred stock will be issued under a certificate of designations relating to each series of preferred stock and is also subject to our certificate of incorporation. The transfer agent for each series of preferred stock will be described in the prospectus supplement.

Registration Rights

Certain holders of our common stock are entitled to rights with respect to the registration of these securities under the Securities Act. These rights are provided under the terms of an amended and restated investors’ rights agreement, or the investors’ rights agreement, between us and certain holders of our common stock. The investors’ rights agreement includes demand registration rights, short-form registration rights and piggyback registration rights. All fees, costs and expenses of underwritten registrations under the investors’ rights agreement will be borne by us and all selling expenses, including underwriting discounts and selling commissions, will be borne by the holders of the shares being registered.

Our investors’ rights agreement contains customary cross-indemnification provisions, under which we are obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions attributable to them.

The demand registration rights and short form registration rights granted under the investors’ rights agreement will terminate on the earlier of (i) a deemed liquidation event, as defined in our certificate of incorporation, (ii) January 11, 2027, the fifth anniversary of the completion of our initial public offering and (iii) such time as SEC Rule 144 under the Securities Act or another similar exemption under the Securities Act is available for the sale of all of such holder’s shares without limitation during a three-month period without registration.

Anti-Takeover Effects of our Certificate of Incorporation and Bylaws and Delaware Law

Our certificate of incorporation and bylaws include a number of provisions that may have the effect of delaying, deferring or preventing another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Board Composition and Filling Vacancies

Our certificate of incorporation provides for the division of our board of directors into three classes serving staggered three-year terms, with one class being elected each year. Our certificate of incorporation also provides that directors may be removed only for cause and then only by the affirmative vote of the holders of 66-2/3% or more of the shares then entitled to vote at an election of directors. Further, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum. The classification of directors, together with the limitations on removal of directors and treatment of vacancies, has the effect of making it more difficult for stockholders to change the composition of our board of directors.

No Written Consent of Stockholders

Our certificate of incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our bylaws or removal of directors by our stockholders without holding a meeting of stockholders.

Meetings of Stockholders

Our certificate of incorporation and bylaws provide that only a majority of the members of our board of directors then in office may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Advance Notice Requirements

Our bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.

Amendment to Certificate of Incorporation and Bylaws

Any amendment of our certificate of incorporation must first be approved by a majority of our board of directors, and if required by law or our certificate of incorporation, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to stockholder action, board composition, limitation of liability and the amendment of our bylaws and certificate of incorporation must be approved by not less than 66-2/3% of the outstanding shares entitled to vote on the amendment, and not less than 66-2/3% of the outstanding shares of each class entitled to vote thereon as a class. Our bylaws may be amended by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the bylaws; and may also be amended by the affirmative vote of at least 66-2/3% of the outstanding shares entitled to vote on the amendment, or, if our board of directors recommends that the stockholders approve the amendment, by the affirmative vote of the majority of the outstanding shares entitled to vote on the amendment, in each case voting together as a single class.

Undesignated Preferred Stock

Our certificate of incorporation provides for 10,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

Exclusive Jurisdiction for Certain Actions

Our bylaws provide that, unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers and employees to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, our certificate of incorporation or our bylaws, or (iv) any action asserting a claim that is governed by the internal affairs doctrine, in each case subject to the Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers. The enforceability of similar exclusive forum provisions in other companies’ bylaws has been challenged in legal proceedings, and it is possible that a court could rule that this provision in our bylaws is inapplicable or unenforceable.

Our bylaws also provide that the United States Federal District Courts will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act or the Exchange Act, unless we consent in writing to an alternative forum, is intended to allow for the consolidation of multi-jurisdiction litigation, avoid state court forum shopping, provide efficiencies in managing the procedural aspects of securities litigation and reduce the risk that the outcome of cases in multiple jurisdictions could be inconsistent. Although our bylaws contain the choice of forum provisions described above, it is possible that a court could rule that such provisions are inapplicable for a particular claim or action or that such provisions are unenforceable. For example, under the Securities Act, federal courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

•

at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•

any merger or consolidation involving the corporation and the interested stockholder; any sale, transfer, lease, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation; subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Exchange Listing

Our common stock is listed on the Nasdaq Global Select Market under the trading symbol “AMLX.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information that we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities in more detail in the applicable prospectus supplement. The terms of any debt securities and related guarantees offered under a prospectus supplement may differ from the terms described below.

We may issue senior debt securities under an indenture, or the senior debt indenture, to be entered into between us and the trustee named in the senior debt indenture. We may issue subordinated debt securities under an indenture, or the subordinated debt indenture, and together with the senior debt indenture, the indentures, and each individually, an indenture, to be entered into between us and the trustee named in the subordinated debt indenture.

We have summarized certain terms and provisions of the indentures. The summary is not complete. Forms of the indentures have been filed as exhibits to the registration statement of which this prospectus forms a part, which we have filed with the SEC. You should read the indentures for the provisions that may be important to you. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. The senior debt indenture and the subordinated debt indenture are substantially identical, except for the provisions relating to subordination and covenants. See “—Subordinated Debt.”

We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The prospectus supplement will describe the terms of any debt securities being offered, including:

•	classification as senior or subordinated debt securities;

•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

•

if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•	the designation, aggregate principal amount and authorized denominations;

•	the maturity date;

•	the interest rate, if any, and the method for calculating the interest rate;

•	the interest payment dates and the record dates for the interest payments;

•	any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;

•	the place where we will pay principal and interest;

•	if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;

•	whether the debt securities will be issued in the form of global securities or certificates;

•	additional provisions, if any, relating to the defeasance of the debt securities;

•	the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;

•	any United States federal income tax consequences;

•	the dates on which premium, if any, will be paid;

•	our right, if any, to defer payment interest and the maximum length of this deferral period;

•	any listing on a securities exchange;

•	the initial public offering price; and

•	other specific terms, including any additional events of default or covenants.

Senior Debt

We will issue under the senior debt indenture the debt securities that will constitute part of our senior debt. These senior debt securities will rank equally and pari passu with all of our other unsecured and unsubordinated debt.

Subordinated Debt

We will issue under the subordinated debt indenture the debt securities that will constitute part of our subordinated debt. Payment by us of the principal of, premium, if any, and interest on any series of subordinated debt securities issued under the subordinated debt indenture will be subordinated to the extent set forth in an indenture supplemental to the subordinated indenture relating to such series. The specific subordination terms will be set forth in a supplemental indenture to the subordinated debt indenture and described in the prospectus supplement for the relevant series of debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information that we include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•	the securities purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

As specified in the applicable prospectus supplement, we may issue units consisting of one or more warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The applicable supplement will describe:

•

the terms of the units and of the warrants, debt securities, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, “at the market offerings,” negotiated transactions, block trades or a combination of these methods or any other method permitted by law. We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices, either:

•	on or through the facilities of Nasdaq or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	to or through a market maker otherwise than on Nasdaq or such other securities exchanges or quotation or trading services.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent(s), dealer(s) or underwriter(s), if any;

•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

•	any over-allotment or other options under which underwriters may purchase additional securities from us;

•	any agency fees or discounts or commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting agents’ or underwriters’ compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the applicable prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.

If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

If any securities are offered by us through underwriters, the underwriters will acquire the securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer and sell securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise provided in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and dealers may receive compensation from the underwriters in the form of discounts or concessions. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We may engage in “at the market offerings” into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. To the extent that we make sales through one or more underwriters or agents in at the market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at the market offering arrangement between us and the underwriters or agents. If we engage in at the market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. Any such agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase blocks of our securities. The terms of any such agreement will be set forth in more detail in the applicable prospectus supplement.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the first business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading market for any of the securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offering.

LEGAL MATTERS

The legality of any securities offered hereby will be passed upon for us by Goodwin Procter LLP, New York, NY, and for any underwriters or agents, by counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements of Amylyx Pharmaceuticals, Inc. incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

UNITS

Prospectus

March 3, 2026

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any securities in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby.

	Amount to Be Paid
SEC registration fee		$(1)
FINRA filing fee		(2)
Printing fees and expenses		(2)
Legal fees and expenses (including Blue Sky fees)		(2)
Transfer Agent and Trustee fees		(2)
Accounting fees and expenses		(2)
Miscellaneous		(2)

TOTAL		$(2)

(1)

Pursuant to Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the filing fees relating to the securities that are registered and available for sale under this registration statement.

(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law, or the DGCL, authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact that they have served or are currently serving as a director or officer to a corporation. The indemnity may cover expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding if the director or officer acted in good faith and in a manner the director or officer reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the director or officer’s conduct was unlawful. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the corporation as authorized in Section 145. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.

We have adopted provisions in both our certificate of incorporation and bylaws that limit or eliminate the personal liability of our directors to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any unlawful payments related to dividends or unlawful stock purchases, redemptions or other distributions; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

In addition, our bylaws provide that:

•

we will indemnify our directors, officers and, in the discretion of our board of directors, certain employees to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended; and

•

we will advance reasonable expenses, including attorneys’ fees, to our directors and, in the discretion of our board of directors, to our officers and certain employees, in connection with legal proceedings relating to their service for or on behalf of us, subject to limited exceptions.

We have entered into indemnification agreements with each of our directors and certain of our officers. These agreements provide that we will indemnify each of our directors, certain of our officers and, at times, their affiliates to the fullest extent permitted by Delaware law. We will advance expenses, including attorneys’ fees (but excluding judgments, fines and settlement amounts), to each indemnified director, executive officer or affiliate in connection with any proceeding in which indemnification is available and we will indemnify our directors and officers for any action or proceeding arising out of that person’s services as a director or officer brought on behalf of us or in furtherance of our rights. Additionally, certain of our directors or officers may have certain rights to indemnification, advancement of expenses or insurance provided by their affiliates or other third parties, which indemnification relates to and might apply to the same proceedings arising out of such director’s or officer’s services as a director referenced herein. Nonetheless, we have agreed in the indemnification agreements that our obligations to those same directors or officers are primary and any obligation of such affiliates or other third parties to advance expenses or to provide indemnification for the expenses or liabilities incurred by those directors are secondary.

We also maintain general liability insurance which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

(a)	The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Document

1.1**	Form of Underwriting Agreement

3.1	Fourth Amended and Restated Certificate of Incorporation of Amylyx Pharmaceuticals, Inc. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 11, 2022).

3.2	Second Amended and Restated Bylaws of Amylyx Pharmaceuticals, Inc. (Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 11, 2022).

4.1	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-261703) filed with the Securities and Exchange Commission on January 3, 2022)

4.2	Second Amended and Restated Investors’ Rights Agreement, dated as of July 1, 2021, among the Registrant and the parties thereto (Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-261703) filed with the Securities and Exchange Commission on December 16, 2021).

Exhibit No.	Document

4.3*	Form of Senior Debt Indenture

4.4*	Form of Subordinated Debt Indenture

4.5**	Form of Certificate of Designations of Preferred Stock

4.6**	Form of Preferred Stock Certificate

4.7**	Form of Warrant Agreement

4.8**	Form of Unit Agreement

5.1*	Opinion of Goodwin Procter LLP

23.1*	Consent of Deloitte & Touche LLP

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of this Registration Statement)

25.1†	Form T-1 Statement of Eligibility of Trustee for Senior Debt Indenture under the Trust Indenture Act of 1939

25.2†	Form T-1 Statement of Eligibility of Trustee for Subordinated Debt Indenture under the Trust Indenture Act of 1939

107*	Filing Fee Table

*	Filed herewith.
**	To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, if applicable.
†	To be filed pursuant to Section 305(b)(2) of the U.S. Trust Indenture Act of 1939, as applicable.

Item 17.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act: (i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on the 3rd day of March, 2026.

Amylyx Pharmaceuticals, Inc.

By:	/s/ Joshua B. Cohen
Name:	Joshua B. Cohen
Title:	Co-Chief Executive Officer

By:	/s/ Justin B. Klee
Name:	Justin B. Klee
Title:	Co-Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua B. Cohen and Justin B. Klee, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

/s/ Joshua B. Cohen Joshua B. Cohen	Co-Chief Executive Officer and Director (Principal Executive Officer)	March 3, 2026

/s/ Justin B. Klee Justin B. Klee	Co-Chief Executive Officer and Director (Principal Executive Officer)	March 3, 2026

/s/ James M. Frates James M. Frates	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 3, 2026

/s/ George Mclean Milne Jr. George Mclean Milne Jr, Ph.D.	Director	March 3, 2026

/s/ Paul Fonteyne Paul Fonteyne, M.S., M.B.A.	Director	March 3, 2026

/s/ Daphne Quimi Daphne Quimi	Director	March 3, 2026

Signature	Title	Date

/s/ Karen Firestone Karen Firestone	Director	March 3, 2026

/s/ Bernhardt Zeiher Bernhardt Zeiher, MD	Director	March 3, 2026